As filed with the Securities and Exchange Commission on May 3, 2024.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

The Timken Company

(Exact Name of Registrant as Specified in Its Charter)

Ohio (State or Other Jurisdiction of Incorporation or Organization)	34-0577130 (I.R.S. Employer Identification No.)

4500 Mt. Pleasant St. N.W.
North Canton, Ohio 44720-5450

(Address of Principal Executive Offices Including Zip Code)

The Timken Company 2019 Equity and Incentive Compensation Plan
(Full Title of the Plan)

Hansal N. Patel

Vice President, General Counsel and Secretary

4500 Mt. Pleasant St. N.W.

North Canton, Ohio 44720-5450

(234) 262-3000

(Name, Address and Telephone Number of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

The Timken Company (the “Registrant”) hereby files this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 4,500,000 common shares, without par value (the “Common Shares”), under The Timken Company 2019 Equity and Incentive Compensation Plan (as amended or amended and restated to date, the “Plan”). The Plan is an amendment and restatement, effective May 3, 2024, of The Timken Company 2019 Equity and Incentive Compensation Plan, for which a previously filed registration statement on Form S-8 relating to the Plan is effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-231367) filed by the Registrant on May 10, 2019, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (Commission File No. 001-01169), filed February 26, 2024;

(b)

The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 (Commission File No. 001-01169), filed April 30, 2024;

(c)

The Registrant’s Current Report on Form 8-K (Commission File No. 001-01169), filed April 1, 2024;

(d)

The Registrant’s Current Report on Form 8-K (Commission File No. 001-01169), filed May 1, 2024; and

(e)

The description of the Common Shares contained in the Registrant’s Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended by the description of the Common Shares contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 (Commission File No. 001-01169), filed February 14, 2020, and as amended by any subsequent amendment or report filed for the purpose of updating that description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following Exhibits are being filed as part of this Registration Statement.

Exhibit Number	Description

4.1	Amended Articles of Incorporation of the Registrant (effective May 11, 2023), filed on August 3, 2023 as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 (Commission File No. 001-01169)

4.2	Amended Regulations of the Registrant adopted on May 10, 2016, filed on July 28, 2016 as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 (Commission File No. 001-01169)

4.3	Description of the Registrant’s Common Shares, filed on February 14, 2020 as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 (Commission File No. 001-01169)

4.4	The Timken Company 2019 Equity and Incentive Compensation Plan (Amended and Restated as of May 3, 2024) (incorporated herein by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A (Commission File No. 001-01169) filed with the Commission on March 14, 2024)

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney

107	Filing Fee Table

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of North Canton, State of Ohio, on this 3rd day of May, 2024.

THE TIMKEN COMPANY

By:	/s/ Hansal N. Patel
Hansal N. Patel
Vice President, General Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: May 3, 2024	*
Richard G. Kyle President, Chief Executive Officer and Director (Principal Executive Officer)

Date: May 3, 2024	*
Philip D. Fracassa Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: May 3, 2024	*
Maria A. Crowe Director

Date: May 3, 2024	*
Elizabeth Ann Harrell Director

Date: May 3, 2024	*
Sarah C. Lauber Director

Date: May 3, 2024	*
Christopher L. Mapes Director

Date: May 3, 2024	*
James F. Palmer Director

Date: May 3, 2024	*
Ajita G. Rajendra Director

Date: May 3, 2024	*
Frank C. Sullivan Director

Date: May 3, 2024	*
John M. Timken, Jr. Director

Date: May 3, 2024	*
Ward J. Timken, Jr. Director

* This Registration Statement has been signed on behalf of the above officers and directors by Hansal N. Patel, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

DATED: May 3, 2024	By:	/s/ Hansal N. Patel
Hansal N. Patel, Attorney-in-Fact